Exhibit 10.71
AMENDMENT NO. 4
TO THE
BROWN & WILLIAMSON TOBACCO CORPORATION
HEALTH CARE PLAN
FOR SALARIED EMPLOYEES
     THIS AMENDMENT NO. 4 to the Brown & Williamson Tobacco Corporation Health Care Plan for Salaried Employees (the “Plan”), as amended through March 8, 2004, is made and entered into the 20th day of April, 2005. The provisions of this Amendment shall be effective as of April 20, 2005;
W I T N E S S E T H:
     WHEREAS, Reynolds American Inc. (“RAI”) maintains the Plan for the benefit of former employees of Brown & Williamson Tobacco Corporation who are employed in “transitional employment” (as such term is defined in the Plan) by RAI or any of its subsidiaries and affiliates designated as participating companies; and
     WHEREAS, the RAI Employee Benefits Committee (the “Committee”), by actions taken on April 20, 2005, authorized amendments to the Plan to comply with new security rules under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) pertaining to electronic protected health information; and
     WHEREAS, such action of the Committee further authorized the members of the Committee to perform any and all acts and execute any and all documents that they may deem necessary to effectuate the Committee’s resolutions;
     NOW, THEREFORE, the Plan hereby is amended as follows:
1.
The Table of Contents of the Plan is hereby amended by deleting the phrase “12.08 Privacy Standards” and replacing it with the phrase “12.08 HIPAA Privacy and Security Rules” where it appears therein.
2.
     The first paragraph of Section 12.08 of the Plan is hereby amended in its entirety to read as follows:

“12.08	HIPAA Privacy and Security Rules. The provisions of this Section 12.08 are effective April 14, 2003 with respect to the Privacy Rules (as defined below), and are effective April 20, 2005 with respect to the Security Rules (as defined below). This Section 12.08 contains the Plan provisions required by the Standards for

Privacy of Individually Identifiable Health Information contained in 45 CFR §164.102 et. seq. (the “Privacy Rules”) and Security Standards for the Protection of Electronic Protected Health Information contained in 45 CFR §164.302 et. seq. (the “Security Rules”), each promulgated pursuant to Title II of the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”). The Privacy Rules relate to the permitted use and disclosure of protected health information (“PHI”), as that term is defined in the Privacy Rules, by the Plan, or by certain health maintenance organizations or health insurers with respect to the Plan, to the Company (or any successor in interest thereto). The Security Rules relate to the security of PHI that is transmitted by electronic media or is maintained in electronic media (“Electronic PHI”), that is created, received, maintained, or transmitted on behalf of the Plan. Notwithstanding anything in this Plan to the contrary, the Plan shall be operated in accordance with HIPAA.”
3.
     Section 12.08(a)(1) of the Plan is hereby amended in its entirety to read as follows:
“(1)	The Plan may disclose to the Company “summary health information,” as that term is defined in the Privacy Rules, for the purpose of allowing the Company to (i) obtain bids from insurers for providing health insurance coverage under the Plan; or (ii) amend or terminate the Plan.”
4.
     Section 12.08(a)(3) of the Plan is hereby amended in its entirety to read as follows:
“(3)	The Plan may disclose an individual’s PHI to the Company if authorized by the individual to make such disclosure in accordance with the Privacy Rules.”
5.
     Section 12.08 of the Plan is hereby amended by adding a new Subsection (f) to the end thereof to read as follows:
“(f)	Security of Electronic PHI. The Plan will disclose PHI to the Company only if the Company agrees with respect to any Electronic PHI, that the Company will:
(1)	implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the Electronic PHI that it creates, receives, maintains, or transmits on behalf of the Plan;

(2)	ensure that the adequate separation as required by the HIPAA Privacy Rules and as set forth in 45 CFR §164.504(f)(2)(iii) is supported by reasonable and appropriate security measures;

(3)	ensure that any agent, including a subcontractor, to whom the Company may provide this information agrees to implement reasonable and appropriate security measures to protect the information; and

(4)	report to the Plan any security incident of which the Company becomes aware.”
6.
     Section 12.08 of the Plan is hereby amended by deleting the term “Privacy Rule” and replacing it with the term “Privacy Rules” each place it appears therein.
     IN WITNESS WHEREOF, the undersigned member of the Committee has executed this Amendment No. 4 as of the day and year first written above.

RAI Employee Benefits Committee

	By:	/s/ McDara P. Folan, III
McDara P. Folan, III

Secretary